================================================================================



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 OR 15(d) of the
                         Securities Exchange Act of 1934


 Date of Report (Date of Earliest Event Reported): June 22, 2006 (June 16, 2006)


                           Hughes Communications, Inc.
               (Exact Name of Registrant as Specified in Charter)


           Delaware                     000-51784              13-3871202
(State or Other Jurisdiction of     (Commission File)        (IRS Employer
        Incorporation)                  Number)            Identification No.)

                  11717 Exploration Lane                            20876
                   Germantown, Maryland                           (Zip Code)
         (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (301) 428-5500

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


================================================================================

Section 1 - Registrant's Business and Operations

Item 1.01       Entry into a Material Definitive Agreement.

     On June 16, 2006, the Board of Directors (the "Board of Directors") of Hughes Communications, Inc. (the "Company") approved a form of Indemnification Agreement (the "Indemnification Agreement") to be entered into between the Company and its directors and officers. Effective June 16, 2006, the Company entered into a separate Indemnification Agreement with each of the following persons: Andrew Africk, Stephen Clark, Pradman Kaul, Jeffrey Leddy, Aaron Stone, Michael Weiner, Gene Gabbard, Lawrence Ruisi, Grant Barber, Paul Gaske, Bahram Pourmand, Adrian Morris, Thomas McElroy and Dean Manson. The Company may from time to time enter into additional indemnification agreements with future directors and officers of the Company.

     Each of the Indemnification Agreements provides, among other things, that the Company will, to the extent permitted by applicable law, indemnify and hold harmless each indemnitee if, by reason of such indemnitee's corporate status as a director or officer, such indemnitee was, is or is threatened to be made, a party or a participant (as a witness or otherwise) in any threatened, pending or completed proceeding, whether of a civil, criminal, administrative or investigative nature, against all losses, judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in writing in advance by the Company) and incurred by such indemnitee in connection with such proceeding. In addition, each of the Indemnification Agreements provides for the advancement of expenses incurred by the indemnitee in connection with any proceeding covered by the agreement, subject to certain exceptions. Each of the Indemnification Agreements does not preclude any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled, including but not limited to, any rights arising under the Company's corporate governance documents, any other agreement, any vote of the stockholders of the Company and any applicable law.

     The above description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Indemnification Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.


Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (d) Effective June 16, 2006, the Board of Directors, acting pursuant to the Amended and Restated By-laws of the Company, unanimously appointed Messrs. O. Gene Gabbard and Lawrence J. Ruisi as directors of the Company to fill two vacancies on the Board of Directors previously created by the Board of Directors. Also, effective June 16, 2006, the Board of Directors appointed Mr. Ruisi as the chairman of the Audit Committee of the Board of Directors (the "Audit Committee") and Mr. Gabbard as a member the Audit Committee to replace Messrs. Andrew D. Africk and Aaron J. Stone, who resigned from the Audit Committee but who remain as members of the Board of Directors. Each of Messrs. Gabbard and Ruisi will serve until the next annual meeting of the stockholders of the Company and until such director's successor will have been duly elected and qualified, or as otherwise provided in the Amended and Restated By-laws of the Company.

     Each of Messrs. Gabbard and Ruisi, in their capacity as members of the Board of Directors, will be entitled to receive (i) $20,000 per annum paid in quarterly installments, plus expenses, and (ii) 10,000 shares of restricted stock pursuant to the Company's 2006 Equity and Incentive Plan, which shares will vest ratably annually in thirds on each of the first, second and third anniversaries of June 16, 2006. There was no arrangement or understanding between each of Messrs. Gabbard and Ruisi and any other persons pursuant to which they were selected as directors and there are no related party transactions between each of Messrs. Gabbard and Ruisi and the Company that are required to be disclosed under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934.

     On June 22, 2006, the Company issued a press release announcing the appointment of Messrs. Gabbard and Ruisi to the Board of Directors, and the appointment of Mr. Stephen H. Clark to the Board of Directors, which appointment became effective on March 7, 2006. A copy of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.


Section 9 - Financial Statements and Exhibits

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits.

10.01   Form of Indemnification Agreement.
99.1    Press release issued by the Company dated June 22, 2006.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Hughes Communications, Inc.


Date:  June 22, 2006                 By:  /s/ Dean A. Manson
                                          -----------------------------------
                                          Name:  Dean A. Manson
                                          Title: Vice President, General Counsel
                                                 and Secretary